UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 16, 2009

China INSOnline Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20532	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(011) 00852-25232986

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 16, 2009, the board of directors (the “Board”) of China INSOnline Corp., a Delaware corporation (the “Company”), appointed William Han, age 46, to serve as President of the Company. Mr. Han shall serve in such capacity until such time as the Board appoints his successor.  In connection with Mr. Han’s appointment as President, the Company shall pay to Mr. Han an annual salary of RMB200,000 (approximately, US$29,282). During 2008 and 2009, Mr. Han served as the Managing Director of HK Mega Sign Ltd. Mr. Han previously served as Senior Manager of CITIC Pacific from 2002 to 2007, and, during the same time period, served as Executive Director and Executive Deputy General Manager of China UIP Ltd., a wholly-owned subsidiary of CITIC Pacific. In 2000, Mr. Han founded Ewintop Technology Consultant Company, a specialized electronic business advisory firm.  Mr. Han earned his Bachelors Degree in Computers and Automatic Control from Huazhong University of Science and Technology in Wuhan, China.  Mr. Han has no family relationships with any members of the Board or any of the Company’s other executive officers. Mr. Han has not had any direct or indirect interest in any transaction, of which the Company was a participant, the value of which exceeded US$120,000.

Item 8.01  Other Events.

On January 19, 2010, the Company released a press release announcing Mr. Han’s appointment as President of the Company (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Press Release, dated January 19, 2010, regarding the appointment of William Han as President of China INSOnline Corp.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2010	CHINA INSONLINE CORP.

	By:	/s/ Junjun Xu
	Name:	Junjun Xu
	Its:	Chief Executive Officer